JOTAN, INC.

                              STOCKHOLDER AGREEMENT


     THIS STOCKHOLDER AGREEMENT is made this 16th day of May 1996 by and among
Jotan, Inc., a Florida corporation (the "Company"), the holders of the
Company's Common Stock (the "Common Stock") listed on the signature page hereto
(the "Common Holders") and the purchasers (the "Investors") of the Company's
Series A Convertible Preferred Stock (the "Preferred Stock") listed on the
Schedule of Investors attached as Exhibit A to the Company's
Series A
Convertible Preferred Stock Purchase Agreement dated as of May
16, 1996 (the
"Purchase Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Purchase Agreement unless otherwise defined herein.

     WHEREAS, each Common Holder is (a) an officer or director of the Company as so indicated on the signature page hereto (an "Officer or Director") and/or
(b) the holder of five percent or more of the outstanding shares of Common
Stock of the Company;

     WHEREAS, the Company is proposing to obtain equity financing from the
Investors pursuant to the Purchase Agreement, which financing the Company and the Common Holders believe to be in the best interests of the Company and its shareholders; and

     WHEREAS, the Investors have requested, as a condition to entering into the
Purchase Agreement, that the Common Holders enter into this Agreement, and the
Common Holders, as an inducement to the Investors to enter into the Purchase
Agreement, are willing to enter into this Agreement;

     NOW, THEREFORE, in consideration of the premises, and the mutual covenants and terms hereof, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

     1. Prohibited Transfers. The Common Holders shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Shares (as hereinafter defined) owned by them during the term of this Agreement other than in compliance with the terms of this Agreement. For purposes of this Agreement, the term "Shares" shall mean and include all shares of Common Stock of the Company owned by the
Common Holders, whether presently held or hereafter acquired.

     2.   Rights of First Refusal and Co-Sale.

          (a)  Right of First Refusal.  If at any time any Common
Holder (the
"Seller") desires (or is required) to sell or transfer in any manner any Shares pursuant to the terms of a bona fide offer received from a third party (the
"Buyer"), each Investor shall have the right to require, as a condition to such sale or transfer, that the Seller sell to such Investor at the same price per share and on the same terms and conditions as involved in such sale or disposition that percentage of the Shares proposed to be sold or transferred by the Seller (the "Offered Shares") expressed by a fraction, the numerator of which is the number of shares of Preferred Stock and Common Stock issued upon conversion of Preferred Stock then held by such Investor on an as-converted into Common Stock basis (the "Investor's Shares") and the denominator of which is the aggregate number of all of the Investors' Shares.

          (b) Right of Co-Sale.  If the Seller is an Officer or
Director (the
"O&D Seller") desires (or is required) to sell or transfer in any manner any
Shares pursuant to the terms of a bona fide offer received from the Buyer, each
Investor shall have the right, in lieu of exercise of its right of first refusal, to require, as a condition to such sale or transfer, that the Buyer purchase from the Investor at the same price per share and on the same terms and conditions as involved in such sale or disposition that percentage of the
Offered Shares expressed by a fraction, the numerator of which is the
Investor's Shares and the denominator of which is the sum of all of the
Investors' Shares plus all shares of Common Stock then held by the O&D Seller.

          (c) Notice. In the event the Seller proposes to undertake a transfer of Shares, it shall give each Investor written notice of its intention, describing the price and general terms upon which the Seller proposes to transfer Shares. Each Investor shall have 15 days from the date of any such notice to either (i) exercise its right of first refusal under Section
2(a) for the price and upon the general terms specified in the notice by giving written notice to the Seller and stating therein the quantity of Shares to be purchased, or (ii) if applicable, exercise its right of co-sale under Section
2(b) hereof by giving written notice to the Seller and stating therein the quantity of shares to be included in the transfer.

          (d) Ralph Sellers. Notwithstanding any of the foregoing to the contrary, if the Seller is either Sidney Ralph, Sheila F. Bonnett, Suzi A.
Hernandez or a transferee or any of the foregoing permitted under
Section 3
(collectively a "Ralph Seller"), then, prior to the right of the Investors to exercise their rights under Section 2(a) or 2(b), Shea E. Ralph shall have the right to acquire all or a portion of the Offered Shares at the same price per share and on the same terms and conditions as proposed in such sale. In the event that a Ralph Seller proposes to undertake a transfer of Shares, it shall, in addition to the notice provided in Section 2(c), give to Shea
E. Ralph
written notice of its intention, describing the price and general terms upon which the Ralph Seller proposes to transfer Shares. Shea E. Ralph shall have
15 days from the date of such notice to exercise his right of first refusal under this Section 2(d) by giving written notice to the applicable Ralph Seller and stating therein the quantity of shares to be included in such purchase. If and to the extent that Shea E. Ralph fails to exercise this right of first refusal under this Section 2(d), the Investors shall have the right to acquire the remaining Offered Shares pursuant to the provisions of
Section 2(a) or to
exercise a right of co-sale pursuant to Section 2(b) with respect thereto, which right shall be exercisable within 15 days after the end of Shea E.
Ralph's 15-day election period provided in this Section 2(d).

     3. Permitted Transfers. The right of co-sale contained in this
Agreement shall not apply to: (a) any transfer of Shares by a Common Holder by gift or bequest or through inheritance to, or for the benefit of, any spouse, ancestor or descendant of either Common Holder; (b) any transfer of Shares by a
Common Holder to a trust for the benefit of any spouse, ancestor or descendant or either Common Holder; (c) any sale of Common Stock in a public offering pursuant to a registration statement filed by the Company with the Securities and Exchange Commission; or (d) any transfer of Shares subject to a notice pursuant to Section 2(c) consummated, pursuant to the terms set forth in such notice, in the 90 days following expiration of the 15-day period under Section
2(c), to the extent Investors do not exercise their rights under Sections 2(a) or (b) with respect thereto. In the event of any transfer pursuant to (a) or
(b) the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this
Agreement.

     4. Termination. The rights of co-sale granted hereby shall terminate, with respect to each Investor, upon the date on which all of that Investor's
Shares are sold in a registered public offering or can be sold in any 90-day period pursuant to Rule 144 (or any analogous rule) promulgated under the
Securities Act.

     5. Specific Performance. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

     6. Legend. Each certificate held by or issued to the Investors or the
Common Holders, whether now outstanding or subsequently issued, shall be surrendered to the Company for endorsement or be endorsed by the Company prior to its issuance with substantially the following legend.

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
TO A
     STOCKHOLDER AGREEMENT AMONG THE HOLDER OF THESE SECURITIES
AND
     CERTAIN OTHER HOLDERS OF THE ISSUER'S SECURITIES.  BY
ACCEPTING ANY
     INTEREST IN SUCH SECURITIES, THE PERSON ACCEPTING SUCH
INTEREST SHALL
     BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL OF THE
PROVISIONS
     OF SUCH AGREEMENT.  COPIES OF SUCH VOTING AGREEMENT MAY BE
OBTAINED
     UPON WRITTEN REQUEST BY THE HOLDER OF RECORD OF THIS
CERTIFICATE TO
     THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE
OFFICES
     OF THE CORPORATION."

     Nothing in this Agreement should be construed as a modification or amendment of any restrictions on transfer under applicable federal or state securities laws.

     7.   General Provisions.

               This Agreement shall be governed by the laws of the State of
Florida without regard to choice of law provisions.

               This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them or any of them as to such subject matter.

               Except as otherwise expressly provided herein, this Agreement may be amended only upon the written consent of the Common Holder against whom this Agreement is sought to be enforced, the Company and the holders of at least two-thirds (2/3) of the outstanding Preferred Stock.

               This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein.

               In the case any one or more of the provisions contained in this
Agreement shall for any reason to be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

               Any notice, demand or request required or permitted to be given by either the Company or the Common Holder pursuant to the terms of this
Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, first class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing. Notices to the Investors shall be given by similar means at the address of the Investors on the records of the Company.

               Any party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

               The Common Holders agree to execute upon request any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

               This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

               [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties have executed this Stockholder Agreement as of the day and year first set forth above.


JOTAN, INC.                        INVESTORS


By:                                F-Jotan, L.L.C.
Title:   /s/  Shea Ralph            (Printed or Typed Name)
118 West Adams Street
Jacksonville, Florida  32202
                                   By:     /s/ James D. Lumsden
                                   Title:       Manager
                                   c/o Fairview Capital L.L.C.
                                   702 Oberlin Road, Suite 150
                                   Raleigh, North Carolina 27605

COMMON HOLDERS (OFFICERS AND DIRECTORS INDICATED BY *)


     /s/ Shea Ralph
Shea E. Ralph*                     David Freedman*
9221 Inverrary Court               11664 Hamrick Place
Jacksonville, Florida 32256        Jacksonville, Florida 32223


      /s/ Sidney Ralph

Sidney Ralph                       Richard M. Gray*
76 Fishermans Cove                 1649 Atlantic Boulevard
Ponte Vedra Beach, Florida 32082   Jacksonville, Florida  32202


      /s/ Sheila F. Bonnett

Sheila F. Bonnett                  William A. Hightower*
12313 Macab Drive                  c/o Telematics International
Jacksonville, Florida  32273       1201 West Cypress Road
                                   Fort Lauderdale, Florida 33309


      /s/ Suzi A. Hernandez
Suzi A. Hernandez                  Gert E. Schumann*
53 Jackson Avenue
Ponte Vedra Beach, Florida 32082



Ronald W. Drucker*                 Alton E. Thompson, Jr.*
                                   11427 Harlan Drive
                                   Jacksonville, Florida  32218

Sibbald Drucker*
251 Crandon Boulevard, #143
Key Biscayne, Florida  33149